Exhibit 10.1
DONELSON CORPORATE CENTRE
FIRST AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE AGREEMENT
BUILDING ONE AND BUILDING THREE
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE AGREEMENT (this “Amendment”) is made as of May 3, 2011, by and between Donelson Corporate Centre, L.P., a Tennessee limited partnership (“Landlord”) and Envoy LLC, a Delaware limited liability company (“Tenant”), and Emdeon Business Services, LLC a Delaware limited liability company (“Guarantor”) under the following circumstances:
     WHEREAS, Landlord and Envoy Corporation, the predecessor in interest to Envoy LLC, executed that certain Lease Agreement, dated May 26, 2000 (the “Original Lease”), for approximately 18,011 rentable square feet of the first floor of Building One of the Donelson Corporate Centre, which is located at 3055 Lebanon Road, in Davidson County, Tennessee (as described in Exhibit A thereto);
     WHEREAS, the Original Lease was amended on September 29, 2000 (the “First Amendment”), to include an additional 37,699 rentable square feet (occupying all of Floor 2) in Building Three of the Donelson Corporate Centre, which is located at 3055 Lebanon Road, in Davidson County, Tennessee (as described in Exhibit A thereto) for a total of 55,710 rentable square feet of demised space;
     WHEREAS, in November 2006, Envoy Corporation converted to a Delaware limited liability company and changed its name to Envoy LLC, an Emdeon company, and is no longer doing business as Envoy Corporation; and
     WHEREAS, on June 12, 2008 the parties executed an Amended and Restated Office Lease Agreement (hereinafter the “Amended and Restated Lease”) to expand the premises demised to the Tenant hereunder by an additional 23,882 rentable square feet occupying all of Floors 2 and 4 of Building One, and an additional 84,524 rentable square feet located in Building Three (collectively the “Expansion Space”), resulting in a total of 164,116 net rentable square feet, and to otherwise modify and restate the terms of the Original Lease (as amended) in accordance with the Amended and Restated Lease;
     WHEREAS, Guarantor, as the parent company of Envoy LLC, an Emdeon Business Services company, shall recognize substantial direct and indirect benefits from this Amendment and is hereby willing, as Guarantor, to join in the execution of this Amendment;
     WHEREAS, Landlord and Tenant wish to amend the Amended and Restated Lease to add additional office space to the Amended and Restated Lease, to agree upon the rent that Tenant shall pay for such additional portions of the Leased Premises and such other terms and conditions as are set forth herein.
     NOW THEREFORE, in consideration of the Premises and the agreements and covenants hereinafter set forth, Landlord and Tenant agree and acknowledge that the Amended and Restated Lease is amended as follows:

     1. Defined Terms. Any capitalized term not expressly defined in this Amendment shall have the definition for such term set forth in the Amended and Restated Lease.
     2. Term and Premises. (a) A certain portion of the Building Three Premises, consisting of 12,639 square feet of Net Rentable Area in Building Three (such portion is referred to hereinafter as the “Additional Premises”), is shown on Exhibit B attached to this Amendment and made a part hereof. The term of the Lease for the Additional Premises this Amendment shall be coterminous with the term of the Amended and Restated Lease. The term of this Amendment shall commence upon the later of (i) June 1, 2011 or (ii) the completion of Tenant Improvements, but no later than ninety (90) days after Tenant has been granted access to the space for construction of improvements (the “First Amendment Commencement Date”).
          (b) As of the First Amendment Commencement Date, the total Net Rentable Area leased to Tenant pursuant to the Amended and Restated Lease shall be 176,755 square feet in Buildings One and Three as shown on Exhibit “A” attached hereto (the “Premises”).
     3. Rent. Beginning on the First Amendment Commencement Date, Tenant shall pay Base Rental for the Additional Premises as set forth below:

Year	Per Square Foot	Per Annum	Per Month
— 10/31/11	$16.71	$211,197.69	$17,599.81
11/1/11 — 10/31/12	$17.18	$217,138.02	$18,094.84
11/1/12 — 10/31/13	$17.66	$223,204.74	$18,600.40
11/1/13 — 10/31/14	$18.15	$229,397.85	$19,116.49
11/1/14 — 10/31/15	$18.66	$235,843.74	$19,653.65
11/1/15 — 10/31/16	$19.18	$242,416.02	$20,201.34
11/1/16 — 10/31/17	$19.72	$249,241.08	$20,770.09
11/1/17 — 10/31/18	$20.27	$256,192.53	$21,349.38
     4. Early Termination Option. The early termination option set forth in Paragraph 2 of the Amended and Restated Lease shall apply in the same full force and effect to the Additional Premises.
     5. Additional Rent. Landlord shall absorb and be responsible for paying Operating Expenses during Calendar Year 2011 (the “Additional Premises Expense Stop”). “Additional Rent” for the Additional Premises for any calendar year after 2011 shall mean Tenant’s Percentage Share of the Operating Expenses for such calendar year in excess of the Additional Premises Expense Stop. “Tenant’s Percentage Share” shall mean a fraction, the numerator of which is the total number of square feet of Net Rentable Area within the demised Premises (12,639 square feet) and the denominator of which is the total square footage of all Net Rentable Area in the Building (232,900 square feet). Tenant will pay in advance monthly installments of Additional Rent on the first (1st) day of each calendar month at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time in writing). All other terms and conditions applicable to the Additional Rent as set forth in Paragraphs 5(a)-(c) of the Amended and Restated Lease shall apply in the same full force and effect to the Additional Rent as set forth in this Amendment
     6. Lobby of Building Three. Tenant shall have the non-exclusive right to use and make alterations to the Building Three lobby, subject to Landlords prior written consent, said consent not to be unreasonably withheld, conditioned or delayed. Additionally, no other tenant with access to and use of the Building Three lobby shall be entitled to make alterations to the Building Three lobby without the prior written consent of Tenant, said consent not to be unreasonably withheld.
     7. Commission. Tenant and Landlord each represents and warrants to the other that such party has dealt with no broker, finder or similar agent in connection with this Amendment other than Colliers International-Atlanta Inc., in conjunction with Cassidy Turley, Inc., Tenant’s broker (together, the “Brokers”). Landlord shall pay any commissions due to the Brokers pursuant to separate agreement between Landlord and the Brokers. Tenant and Landlord each agrees that it shall indemnify the other from and against any claim made by any other broker or agent claiming to have dealt with the indemnifying party in connection with this Amendment (including reasonable attorneys’ fees and court costs).
     8. Tenant Improvement Allowance. (a) The Tenant Improvement Allowance for the Additional Premises shall be $105,409.26
     Tenant shall have the right to use the Tenant Improvement allowance for all hard and soft costs of construction including cabling, relocation costs and low voltage wiring. Landlord shall send Tenant the Tenant Improvement Allowance upon submittal by Tenant to Landlord of the Architect approved applications for payment by Tenant’s General Contractor. Landlord does not require proof that Tenant has paid the General Contractor before Landlord pays Tenant the Tenant Improvement Allowance.
     9. Future Expansion. Any future expansion during the term of the Amended and Restated Lease shall be pursuant to and in accordance with the terms and conditions set forth in the Amended and Restated Lease.
     10. Subordination. Within thirty (30) business days after the date of this Amendment, Landlord shall cause the holder of the first security interest in the Donelson Corporate Centre to execute and deliver to Tenant, in recordable form, a Subordination, Non-Disturbance and Attornment Agreement in substantially the form previously executed by Tenant and the holder of the first security interest upon the execution of the Amended and Restated Lease, whereby such holder will acknowledge and consent to the provisions of this Amendment.
     11. Continuing Effect; Conflict. Except as amended hereby, the terms and conditions of the Amended and Restated Lease shall remain in full force and effect, and this Amendment shall be deemed part of the Amended and Restated Lease. In the event of a conflict between the terms of this Amendment and the terms of the Amended and Restated Lease, the terms of this Amendment shall control.
THIS AMENDMENT is signed and is effective as of the date first above written.

LANDLORD: Donelson Corporate Centre, L.P. By: JS Development, LLC, general partner
By:	/s/ Floyd Shechter
Floyd Shechter
Managing Member
TENANT: Envoy LLC, an Emdeon company
By:	/s/ Bob A. Newport, Jr.
Bob A. Newport, Jr.
Treasurer

GUARANTOR: Emdeon Business Services, LLC
By:	/s/ Bob A. Newport, Jr.
Bob A. Newport, Jr.
Treasurer

EXHIBIT A Page 1/5 Existing — Building 3, 2nd Floornot to scale common
space

EXHIBIT A Page 2/5

Existing - Building 1, 1st Floor

EXHIBIT A Page 2/6 Existing — Building 1, 1st Floor

EXHIBIT A Page 3/5 Expansion — Building 1, 2nd Floor not to scale

EXHIBIT A Page 4/5 Expansion — Building 1, 4th Floornot to scale

FIRST AMENDMENT ADDITIONAL PREMISES
common space
FIRST AMENDMENT ADDITIONAL PREMISES

EXHIBIT A Page 5/5 Expansion — Building 3, 1st Floor

FIRST AMENDMENT ADDITIONAL PREMISES
common space
FIRST AMENDMENT ADDITIONAL PREMISES

EXHIBIT B PAGE 1/1

Building 3, 1st Floor

EXHIBIT B PAGE 1/1 Building 3, 1st Floor